Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Relmada Therapeutics, Inc., a Nevada corporation (the “Company”) on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, Sergio Traversa, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Relmada Therapeutics, Inc.

By:	/s/ Sergio Traversa
Sergio Traversa
Chief Executive Officer
(Principal Executive Officer)

Date: March 27, 2025